8/31/99

                  CONSULTING & PROFESSIONAL SERVICES AGREEMENT

         THIS CONSULTING & PROFESSIONAL SERVICES AGREEMENT ("Agreement"), dated as of __________ between Astratek a Delaware corporation, (ASTRA) and 4th Peripheral Technologies, Inc, a Delaware corporation (the "Company").

                                   Background

         The Company is engaged in the creation, development and implementation of certain Internet-Telephony related projects and concepts, and desires to obtain certain services from ASTRA in connection therewith. The Company anticipates that "end-users" will wish to create applications which utilize CTI systems, IVR systems, Auralized WEB content, and Voice-over IP technology and that ASTRA is willing to provide such services to the Company, all on the terms and conditions hereinafter set forth. The parties hereto agree as follows:

1.       Consulting Services.

         1.1 Services Provided by ASTRA. ASTRA shall provide to the Company, on an independent contractor basis, executive advisory consulting services, as requested, in an effort to increase the value and strategic position of the Company (the "Professional Services"). Examples of the Professional Services relate but are not limited to: telephony switching, legacy to emerging platform integration, middleware, database connectivity, real-time database administration, and include:

                  - Providing software (source code) development talent - Delivering and implementing the code at the end users site - Assist the company in the overall planning and design flow per project

                  - E-Commerce Systems and Fulfillment Strategy and Operations
                  - Deliver data content (financial quotes, stock quotes etc.)
                  - Provide technical support for the products used by the

                    end-user

         1.2 Fees for Professional Services. Based on each individual project, it's duration, size, scope, and complexity, the Company and ASTRA will create a "project team". Based on the skills, and talent, of the individual team members, ASTRA and the Company will price each team member's value in terms of an hourly wage, i.e. a time and materials model. Depending on the size of the project ASTRA and the Company may decide to accept a "fixed price" model. Authorization for any project, including the specific terms and conditions for that project, will be evidenced by a project proposal that includes a signature of authorization from the Company and from ASTRA. Each project proposal will be attached as an exhibit to this Agreement and will contain a schedule of milestones and deliverables. All amounts to be paid by the Company to ASTRA pursuant to this paragraph shall be paid in the form of cash, after predetermined and pre-agreed to milestones, as detailed in the accompanying project proposal, are achieved by ASTRA.

         1.2 Expenses. The Company shall within 30 days of receipt of an itemized invoice reimburse ASTRA for those reasonable expenses incurred by ASTRA as a result of or in connection with ASTRA's provision of services under this Agreement (including, but not limited to, airfare, lodging, meals, and transportation). Such expenses shall be approved by the Company in advance. The Company, at it's own discretion, shall decide to pay for unauthorized expenses.

2. Finder's Fees for Products & Services. In consideration of ASTRA's provision of potential clients for the Company's products, the Company shall pay to ASTRA a fee (the "Finder's Fee") equal to but not exceed five percent (5%) of revenue generated through introductions by ASTRA or its affiliates. The Finder's Fee shall be payable upon the Company's receipt of the funds.

3. Service Guarantees. While ASTRA will use its commercially reasonable efforts in the provision of the Professional Services described in this Agreement, ASTRA can make no guarantee as to performance, outcome or success, of the products developed by the Company. ASTRA will have liability to the Company for any willful or negligent acts or omissions of ASTRA's employees or agents in any way related to the performance of ASTRA's obligations under this Agreement.

4. Information Flow. Both parties agree to remain in close and constant communication i.e. weekly status meetings etc., with respect to each project. The intent is to provide the highest level of service to the end-user.

5. Non Exclusive Relationship. The Company acknowledges and agrees that the arrangement created by this Agreement is non-exclusive and ASTRA and its affiliates retain the right to provide similar services to other persons and entities.

6. Source Code Ownership Upon the completion of each project ASTRA will deliver the Sourcecode developed during the process of the implementation, to the end-user in the form of magnetic media, hardcopy listing, and shall be complete and fully documented, so that the Company's staff may support and maintain the product. The source code shall become the property of the Company, unless it is a pre-existing piece of code, which may be licensed to the Company and whose ownership rights may reside with ASTRA. The terms and conditions for licensing pre-existing source code will be negotiated separately, and are not within the scope of this Agreement.

7. Maintenance. Depending upon the conditions set forth by the end-user, ASTRA and the Company shall negotiate, on a case, by case basis the sharing of maintenance revenue. In order to satisfactorily maintain and support the client, ASTRA and/or the Company may request the source code, and utilize it upon the expressed permission of the end-user.

8. Co-marketing, Joint Application Development of Products. Where opportunities may arise during the course of the relationship between the parties, both entities may co-develop, co-license, or cross-license on a retail, or OEM basis, existing products, and market these products to their respective sales channels.

9.       Term.

                  (a) The term of this Agreement shall begin on the date hereof (the "Effective Date") and shall continue for a period of 12 months thereafter (the "Period") in full force and effect until it is terminated in accordance with this Section 9.

                  (b) The Company or ASTRA, if such party is not in default of the terms of this Agreement, may extend the term of this Agreement for an additional one year ("Additional Period"); provided, the extending party gives the other party at least sixty (60) days advance written notice before the end of the Period. If either party elects to extend the Agreement for the Additional Period, all other terms and conditions of this Agreement shall continue during the Additional Period; and provided further, that any Finder's Fee granted to ASTRA as part of this Agreement shall continue in full force and effect in accordance with its terms notwithstanding any termination of this Agreement by any party hereto pursuant to the terms of this Section 9 or otherwise.

                  (c) ASTRA shall have the right (but not the obligation) to terminate this Agreement and the rights granted to the Company hereunder if:

                           (i)      The Company is in material breach of any of

its obligations hereunder, which breach is not cured within ten days of receipt of written notice from ASTRA of such breach;

                           (ii)     The Company is the subject of a voluntary

petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing;

                           (iii)    The Company involuntarily dissolves or is

dissolved;

                           (iv)     The Company is judicially adjudicated

insolvent or generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; or

                           (v) Upon ASTRA giving the Company at least sixty (60)

days advance written notice of termination of this Agreement.

                  (d) The Company shall have the right (but not the obligation) to terminate this Agreement and the rights granted to ASTRA hereunder if:

                           (i)      ASTRA is in material breach of any of its

obligations hereunder, which breach is not cured within ten days of receipt of written notice from the Company of such breach;

                           (ii)     ASTRA is the subject of a voluntary petition

in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing.

                           (iii)    ASTRA involuntarily dissolves or is

dissolved;

                           (iv)     ASTRA is judicially adjudicated insolvent or

generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; or

                           (v)      Upon the Company giving ASTRA at least sixty

(60) days advance written notice of termination of this Agreement.

                  (e) ASTRA will have the right (but not the obligation) to terminate this Agreement and the rights granted to the Company hereunder, upon 60 days written notice to the Company, following the acquisition of all or substantially all of the assets of the Company by any third party, or the acquisition of the beneficial ownership of at least 20% (the "Threshold") of the voting power represented by the voting securities of the Company, any successor thereto or any person or "group" within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision thereof (a "group"). For purposes of this Agreement, (i) the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Exchange Act or any successor provisions thereof, (ii) the term "voting securities' means the common Stock, par value $.001 per share, of the Company and any other securities issued by the Company having the power to vote generally in the election of directors of the Company and (iii) the term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person. For purposes of this
Section 3, an acquisition shall not include (A) the acquisition by a person of voting securities of the Company pursuant to an involuntary disposition through foreclosure or similar event, or (B) the acquisition by a person of voting securities of the Company pursuant to a dividend intended to be on a tax-free basis (a "Tax-Free Spin-Off") under the Internal Revenue Code of 1986, as amended from time to time, but shall include a subsequent acquisition of voting securities pursuant to a disposition by the person that acquired the voting securities in such involuntary disposition or such Tax-Free Spin-Off. In the event any person acquires beneficial ownership of voting power in excess of the Threshold as a result of a transaction described in the immediately preceding sentence, the Threshold with respect to such person shall be adjusted to an amount equal to the percentage of beneficial ownership held by such person immediately following such transaction.

                  (f) A party may exercise its right to terminate pursuant to this Section 9 by sending appropriate written notice to the other party. No exercise by a party of its rights under this Section will limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this Section 9, or any of that party's other rights.

10.      Records and Accounts.

         The Company will maintain accurate books, records and accounts of all transactions relating to the Finder's Fee owed by it to ASTRA pursuant to this Agreement. ASTRA may, at its own expense, examine and copy those books and records as provided in this Section 10. Such books, records and accounts will be maintained in a manner that allows ASTRA to separate these matters from those relating to the Company's other operations. Such books, records and accounts will reflect such information as would normally be examined by an independent accountant in performing an audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by governmental agencies. ASTRA may make examinations pursuant hereto during the Company's usual business hours, and at the place in the continental United States where the Company regularly keeps these books and records.

11.      Independent Contractors.

         The Company and ASTRA are independent contractors. There is no relationship of partnership, joint venture, employment, franchise or agency between the Company and ASTRA. Neither the Company nor ASTRA shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent. When ASTRA's employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of ASTRA and no person employed by ASTRA and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of the Company or any customer of the Company for any purpose whatsoever.

12.      Confidentiality.

         ASTRA and the Company each agree to hold in strict confidence, and to use reasonable efforts to cause each of their employees and representatives to hold in strict confidence, all confidential information concerning ASTRA or the Company, as the case may be, furnished to or obtained by the other party, in the course of performing the obligations provided for under this Agreement except to the extent that (a) such information has been in the public domain or was held by such other party prior to the date of this Agreement, in either case with such result occurring through no fault of ASTRA or the Company, as the case may be, (b) disclosure or release is compelled by judicial or administrative process, or (c) in the opinion of counsel to ASTRA or the Company, as the as may be, disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the securities laws of the United States or similar laws of other jurisdictions applicable to ASTRA or the Company, as the case may be.

13.      Company Content.

                  (a) The Company assumes sole responsibility for (i) acquiring any authorization(s) necessary for the use of proprietary information to be supplied by the Company to ASTRA (not including ASTRA's own proprietary information) for use in connection with ASTRA's performance of the Professional Services (the "Company Material"), and (iii) ensuring that the Company Material does not infringe or violate any right of any third party.

14.      Warranties.

                  (a) ASTRA represents and warrants that ASTRA has the power and authority to enter into and perform its obligations under this Agreement.

                  (b) The Company represents and warrants that: (i) the Company has the power and authority to enter into and perform its obligations under this Agreement; and (ii) the Company Material does not and shall not contain any materials that infringe on or violate any applicable law, regulation or right of a third party, including, without limitation, export laws, or any proprietary, contract, moral, or privacy right or any other third party right, and that the Company owns the Company Material or otherwise has the right to use and provide the Company Material to ASTRA for use in connection with its provision of the Professional Services.

                  (c) EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 6(a) ABOVE AND IN THE SECTION OF THIS AGREEMENT ENTITLED "SERVICES GUARANTEES" ABOVE, ASTRA MAKES NO WARRANTIES HEREUNDER, AND ASTRA EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.      Indemnification.

                  (a) The Company agrees to indemnify, defend, and hold harmless ASTRA, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action is based upon a claim that: (i) if true, would constitute a breach of any of the Company's representations, warranties, or agreements hereunder; (ii) arises out of the gross negligence or willful misconduct of the Company; or (iii) any of the Company Material to be provided by the Company hereunder infringes or violates any rights of third parties, including without limitation, rights of publicity, rights of privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

                  (b) ASTRA agrees to indemnify, defend, and hold harmless the Company, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action arises out of the gross negligence or willful misconduct of ASTRA in connection with ASTRA's performance under this Agreement.

16.      Limitation of Liability.

         ASTRA  SHALL  HAVE  NO  LIABILITY  FOR   UNAUTHORIZED   ACCESS  TO,  OR
ALTERATION, THEFT OR DESTRUCTION OF THE COMPANY'S DATA FILES, PROGRAMS OR INFORMATION THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES. ASTRA SHALL HAVE NO LIABILITY WITH RESPECT TO ASTRA'S OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF ASTRA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF ASTRA TO THE COMPANY FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY THE COMPANY UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE ON WHICH SUCH CLAIM ACCRUED. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS.

17.      Dispute Resolution.

                  (a) In the event that any party to this Agreement has any claim, right or cause of action against any other party to this Agreement, which the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such party is for monetary damages or awards, shall be determined by arbitration in accordance with the Rules of the American Arbitration Association ("AAA"), through the adjudication by a single arbitrator, in New York, New York, with the decision of such arbitrator to be final and binding upon all parties. The prevailing party's fees, costs and and expenses of such arbitration, as submitted by the AAA, as well as the reasonable fees, costs and expenses of the prevailing party's own counsel, accountants and other representatives incurred in connection with the prosecution of such arbitration, shall be reimbursed by the other party. The parameters of the AAA proceedings undertaken in accordance with this Section 17 shall be prescribed such that a decision shall be rendered within sixty (60) days following the initial written reference of the related dispute to AAA arbitration.

                  (b) Notwithstanding any other provisions of this Section 17, in the event that a party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the party or parties asserting such claim, right or cause of action shall have no obligations under this Section 17 and may assert such claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 9 shall limit or restrict the ability of any party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

18.      Miscellaneous.

                  (a) Neither party any assign this Agreement, or their respective rights and obligations hereunder, in whole or in part, without the other party's prior written consent; provided, however, that ASTRA shall be entitled to assign all of its rights and obligations hereunder to any subsidiary or affiliated entity without the consent of the Company. Any attempt to assign this Agreement without such consent (if required) shall be void and of no effect ab initio. Notwithstanding the immediately preceding sentence, either party may assign this Agreement or all, but not less than all, of its rights and obligations hereunder to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining all or substantially all of its assets (a "Permitted Assignee"); provided, that any such Permitted Assignee thereafter succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement; and provided, however, that the provisions of this Section 18 (a) shall in no way modify the provisions of Section 9 (e).

                  (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party shall comply in all respects with all laws and regulations applicable to its activities under this Agreement.

                  (c) Notwithstanding the provisions of Section 16, each party hereto irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of New York, New York County, or (b) the United States District Court for the southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of the Company and ASTRA agrees to commence any such action, suit or proceeding either in the Untied States District Court for the Southern District of New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of New York County. Each of the Company and ASTRA further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 18(c). Each of the Company and ASTRA irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the courts of the State of New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) If any provisions of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

                  (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, by facsimile (with confirmation back), or sent, postage prepaid, by registered, certified or express mail or nationally recognized overnight courier service and shall be deemed given when so delivered by hand, by facsimile (with confirmation back), or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                           (i)      if to ASTRA, at:

                                    5 Hanover Square
                                    New York, New York 10004
                                    Attention: Alexander Kalpaxis, President

                           (ii)     if to the Company, at:

                                    39159 Paseo Padre Parkway, Suite 303
                                    Fremont, CA 94538
                                    Attention: Neil Mehta, President

                  (f) The provisions of Sections 9 through 18 hereof shall survive any termination of this Agreement.

                  (g) No failure to either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

                  (h) This Agreement, along with the Exhibits which may be appended hereto in accordance with the terms hereof, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter expect as specifically set forth herein.

                  (i) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

                  (j) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (k) This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

                  (l) The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASTRATEK

Name: Alex Kalpaxis
Title:   President/CEO

4TH PERIPHERAL TECHNOLOGIES, INC

Name: Neil Mehta
Title: Chairman/CEO